Exhibit 14.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Financial Highlights” in the Prospectus/Proxy Statement for Federated Equity Funds, included in the Registration Statement on Form N-14.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, dated December 31, 2015, on Form N-1A, which was filed with the Securities and Exchange Commission in Post-Effective Amendment Number 167 to the Registration Statement (File No. 2-91090) of Federated Equity Funds and is incorporated by reference in the Prospectus/Proxy Statement and Statement of Additional Information included in the Registration Statement on Form N-14.

We also consent to the incorporation by reference of our report, dated December 23, 2015, on the financial statements and financial highlights of Federated Kaufmann Large Cap Fund (one of the portfolios constituting Federated Equity Funds), included in the Annual Report to Shareholders for the year ended October 31, 2015, which are also incorporated by reference in the Prospectus/Proxy Statement and Statement of Additional Information, included in the Registration Statement on Form N-14.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

November 16, 2016